Exhibit 99.1

Media Contact	July 28, 2016
Casey Lassiter, 205-641-1118	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Crissy Carlisle, 205-970-5860
crissy.carlisle@healthsouth.com
HealthSouth Reports Strong Revenue, Volume, and Earnings Growth
for Second Quarter 2016 and Raises Full-Year 2016 Guidance
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services, today reported its results of operations for the second quarter ended June 30, 2016.
“The second quarter was another strong quarter for HealthSouth with volume, revenue, and earnings from our recent acquisitions complementing solid organic growth,” said Jay Grinney, President and Chief Executive Officer of HealthSouth. “The quarter also was successful from a development standpoint with the announcement of four, new hospital projects, two of which will be in states where we currently do not have a hospital (North Carolina and Oklahoma) and two in existing states (Alabama and Missouri). With these newly announced projects, we have 11 inpatient rehabilitation facilities that are scheduled to come on-line over the next two to three years and contribute to future growth. Our home health partner, Encompass Home Health and Hospice, also added to its portfolio in the quarter with the acquisition of two home health agencies and two hospice agencies, as well as the opening of one de novo home health agency.”
Consolidated Results

			Growth
	Q2 2016	Q2 2015	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$920.7	$764.4	$156.3	20.4%
Income from continuing operations attributable to HealthSouth per diluted share	0.65	0.47	0.18	38.3%
Adjusted earnings per share	0.69	0.59	0.10	16.9%
Cash flows provided by operating activities	152.2	102.9	49.3	47.9%
Adjusted EBITDA	204.3	169.5	34.8	20.5%
Adjusted free cash flow	115.3	94.5	20.8	22.0%
	Six Months Ended June 30,
	2016	2015
Cash flows provided by operating activities	311.9	204.9	107.0	52.2%
Adjusted free cash flow	244.8	173.9	70.9	40.8%
Revenue growth primarily resulted from strong volumes in both of the Company's operating segments and included the effect of the Company's acquisitions of Reliant Hospital Partners, LLC and affiliated entities (“Reliant”) on October 1, 2015 and CareSouth Health System, Inc. (“CareSouth”) on November 2, 2015. Revenue growth was the primary driver of the 20.5% increase in Adjusted EBITDA.

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Exhibit 99.1

The increase in adjusted earnings per share primarily resulted from increased Adjusted EBITDA. Adjusted earnings per share also included the impact of higher interest expense related to the financing of the Reliant and CareSouth acquisitions, higher depreciation and amortization related to acquisitions and capital investments, and a lower share count resulting from share repurchases.
Adjusted free cash flow also increased primarily as a result of the Company's growth in Adjusted EBITDA. Adjusted free cash flow in the first half of 2016 included increased cash interest expense related to the acquisitions of Reliant and CareSouth and lower working capital primarily attributable to payroll-related liabilities.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient Rehabilitation Segment Results

			Growth
	Q2 2016	Q2 2015	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$721.2	$618.7	$102.5	16.6%
Outpatient and other	31.4	26.6	4.8	18.0%
Total segment revenue	$752.6	$645.3	$107.3	16.6%

	(Actual Amounts)
Discharges	41,365	36,408	4,957	13.6%
Same-store discharge growth				1.9%
Net patient revenue per discharge	$17,435	$16,994	$441	2.6%

	(In Millions)
Adjusted EBITDA	$204.1	$170.5	$33.6	19.7%

•
Revenue - Revenue growth resulted primarily from same-store and new-store volume growth. Discharge growth from new stores resulted from the Company's acquisitions of Reliant (October 2015) and Cardinal Hill Rehabilitation Hospital (May 2015), the Company's joint venture with CHI St. Vincent in Hot Springs, Arkansas (February 2016), and the de novo opened in Franklin, Tennessee (December 2015).

Growth in net patient revenue per discharge benefited by approximately 90 basis points from an approximate $5 million Supplemental Security Income (“SSI”) adjustment that negatively impacted revenue in the second quarter of 2015.
The increase in outpatient and other revenues primarily was due to the acquisition of Reliant.

•
Adjusted EBITDA - Inpatient rehabilitation segment Adjusted EBITDA increased by 19.7% driven primarily by revenue growth. All operating expenses as a percent of net operating revenues were impacted in the second quarter of 2015 by the aforementioned SSI adjustment. Salaries and benefits in the second quarter of 2016 included the positive impact of $2.4 million in rebates associated with a contractual periodic pharmacy benefit reconciliation for 2014 and 2015. Hospital operating expenses (other operating expenses, supplies, and occupancy costs) as a percent of net operating revenues improved in the second quarter of 2016 compared to the second quarter of 2015 primarily due to continued supply chain initiatives. This improvement in hospital operating expenses occurred in spite of an increase in occupancy costs as a percent of net operating revenues due to the acquisition of Reliant. Bad debt expense as a percent of net operating revenues increased from 1.6% in the second quarter of 2015 to 1.9% in the second quarter of 2016 due to administrative payment delays at the Company's largest Medicare Administrative Contractor.

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Home Health and Hospice Segment Results

			Growth
	Q2 2016	Q2 2015	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$157.1	$111.5	$45.6	40.9%
Hospice and other	11.0	7.6	3.4	44.7%
Total segment revenue	$168.1	$119.1	$49.0	41.1%

	(Actual Amounts)
Admissions	25,753	16,862	8,891	52.7%
Same-store admissions growth				11.1%
Episodes	45,774	31,817	13,957	43.9%
New-store episode growth				31.5%
Same-store episode growth				12.4%
Revenue per episode	$3,033	$3,082	$(49)	(1.6)%

	(In Millions)
Adjusted EBITDA	$26.0	$19.0	$7.0	36.8%

•
Revenue - Revenue growth resulted from strong same-store and new-store volume growth. Growth from new stores resulted from the acquisition of CareSouth and Encompass' other acquisitions throughout 2015.

Revenue per episode was impacted by the Medicare home health reimbursement rate cuts that became effective January 1, 2016, a higher percentage of patients requiring therapy visits, and lower revenue per episode at CareSouth due to patient mix.

•
Adjusted EBITDA - Growth in Adjusted EBITDA resulted primarily from revenue growth. Adjusted EBITDA for the segment was impacted by lower average revenue per episode, higher cost per visit driven by an increased percentage of therapy patients, merit and benefit costs increases, and expenses related to the integration of CareSouth.

Capital Structure Transactions
Repurchases of Common Stock
During the second quarter of 2016, the Company repurchased 287,672 shares of its common stock for approximately $11 million in the open market. During the first half of 2016, the Company has repurchased 602,204 shares of its common stock for approximately $22 million. As of June 30, 2016, the Company had a remaining repurchase authorization of approximately $137 million.
Redemption of Senior Notes
In May 2016, the Company redeemed $50 million of the outstanding principal amount of its 7.75% Senior Notes due 2022 (the “2022 Notes”). Pursuant to the terms of the 2022 Notes, this optional redemption was made at a price of 103.875%, which resulted in a total cash outlay of approximately $52 million. This redemption was funded using cash on hand and capacity under the Company's revolving credit facility. As a result of this redemption, the Company recorded a $2.4 million loss on early extinguishment of debt in the second quarter of 2016.
In July 2016, the Company issued notice for redemption of the remaining outstanding principal balance of $76 million of the 2022 Notes. This optional redemption will be made at a price of 102.583%. The Company plans to use cash on hand and capacity under its revolving credit facility to fund the redemption, which will close in September 2016. As a result of this redemption, the Company expects to record an approximate $3 million loss on early extinguishment of debt in the third quarter of 2016.

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Dividend Increase
On July 21, 2016, the Company's board of directors approved an increase in the Company's quarterly dividend of $0.01 per share, or 4.3%, and declared a quarterly cash dividend on its common stock of $0.24 per share. The dividend will be payable on October 17, 2016 to holders of record on October 3, 2016.
“The strength and consistency of our free cash flow generation was again evident in the first half of 2016,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “Consistent with our established priorities, we used this cash flow to support year-to-date discretionary capital expenditures of approximately $57 million, an approximately $85 million reduction in funded debt (which together with our Adjusted EBITDA growth resulted in a decline in our leverage ratio to 4.1x), the repurchase of approximately $22 million of common stock, and the payment of approximately $42 million in cash dividends on our common stock.”
2016 Guidance
Based on its results for the first half of 2016 and its current expectations for the remainder of 2016, the Company is increasing its full-year guidance ranges.

Full-Year 2016 Guidance Ranges
	Previous Guidance	Revised Guidance
(In Millions, Except Per Share Data)
Net operating revenues	$3,580 to $3,680	$3,600 to $3,700
Adjusted EBITDA	$770 to $790	$775 to $795
Adjusted earnings per share from continuing operations attributable to HealthSouth	$2.37 to $2.49	$2.44 to $2.56
For additional considerations regarding the Company's 2016 guidance ranges, see the supplemental information posted on the Company's website at http://investor.healthsouth.com and the Other Information section below.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Friday, July 29, 2016 to discuss its results for the second quarter of 2016. For reference during the call, the Company will post certain supplemental information at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 38862905. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
About HealthSouth
HealthSouth is one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services in 34 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. HealthSouth can be found on the Web at www.healthsouth.com.
Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “June 2016 Form 10-Q”), when filed, as well as the Company's Current Report on Form 8-K filed on July 28, 2016 (the “Q2 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http:// investor.healthsouth.com for reference during its July 29, 2016 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in

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the Q2 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q2 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operations. Such items include government, class action, and related settlements, professional fees—accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims), items related to corporate and facility restructurings, and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
The Q2 Earnings Form 8-K and, when filed, the June 2016 Form 10-Q can be found on the Company's website at
http://investor.healthsouth.com and the SEC's website at www.sec.gov.

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HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In Millions)
Net operating revenues	$920.7	$764.4	$1,830.5	$1,505.0
Less: Provision for doubtful accounts	(15.4)	(10.9)	(31.9)	(22.5)
Net operating revenues less provision for doubtful accounts	905.3	753.5	1,798.6	1,482.5
Operating expenses:
Salaries and benefits	486.1	401.8	972.2	786.9
Other operating expenses	121.5	104.2	240.7	207.4
Occupancy costs	17.9	12.5	35.9	24.6
Supplies	34.4	31.7	69.4	63.1
General and administrative expenses	34.4	32.1	66.3	66.7
Depreciation and amortization	42.9	32.7	85.3	64.6
Government, class action, and related settlements	—	—	—	8.0
Professional fees—accounting, tax, and legal	1.7	0.1	1.9	2.3
Total operating expenses	738.9	615.1	1,471.7	1,223.6
Loss on early extinguishment of debt	2.4	18.8	4.8	20.0
Interest expense and amortization of debt discounts and fees	43.4	30.9	88.0	62.7
Other income	(0.7)	(3.0)	(1.3)	(3.5)
Equity in net income of nonconsolidated affiliates	(2.4)	(2.3)	(4.8)	(3.9)
Income from continuing operations before income tax expense	123.7	94.0	240.2	183.6
Provision for income tax expense	42.4	32.2	82.1	62.5
Income from continuing operations	81.3	61.8	158.1	121.1
Loss from discontinued operations, net of tax	(0.1)	(1.6)	(0.2)	(1.9)
Net income	81.2	60.2	157.9	119.2
Less: Net income attributable to noncontrolling interests	(18.6)	(17.3)	(37.3)	(33.8)
Net income attributable to HealthSouth	62.6	42.9	120.6	85.4
Less: Convertible perpetual preferred stock dividends	—	—	—	(1.6)
Net income attributable to HealthSouth common shareholders	$62.6	$42.9	$120.6	$83.8

(Continued)	6

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Continued)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In Millions, Except Per Share Data)
Weighted average common shares outstanding:
Basic	89.3	89.8	89.4	88.4
Diluted	99.4	101.5	99.4	101.3

Earnings per common share:
Basic earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.70	$0.49	$1.34	$0.96
Discontinued operations	—	(0.02)	—	(0.02)
Net income	$0.70	$0.47	$1.34	$0.94
Diluted earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.65	$0.47	$1.26	$0.91
Discontinued operations	—	(0.02)	—	(0.02)
Net income	$0.65	$0.45	$1.26	$0.89

Cash dividends per common share	$0.23	$0.21	$0.46	$0.42

Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$62.7	$44.5	$120.8	$87.3
Loss from discontinued operations, net of tax	(0.1)	(1.6)	(0.2)	(1.9)
Net income attributable to HealthSouth	$62.6	$42.9	$120.6	$85.4

7

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2016	December 31, 2015
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$70.3	$61.6
Accounts receivable, net of allowance for doubtful accounts of $48.9 in 2016; $39.3 in 2015	420.6	410.5
Other current assets	168.6	126.6
Total current assets	659.5	598.7
Property and equipment, net	1,336.9	1,310.1
Goodwill	1,899.7	1,890.1
Intangible assets, net	414.2	419.4
Deferred income tax assets	115.5	190.8
Other long-term assets	206.8	197.0
Total assets	$4,632.6	$4,606.1
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$36.5	$36.8
Accounts payable	67.1	61.6
Accrued expenses and other current liabilities	355.5	328.0
Total current liabilities	459.1	426.4
Long-term debt, net of current portion	3,050.0	3,134.7
Other long-term liabilities	154.1	144.6
	3,663.2	3,705.7
Commitments and contingencies
Redeemable noncontrolling interests	120.0	121.1
Shareholders’ equity:
HealthSouth shareholders’ equity	672.7	611.4
Noncontrolling interests	176.7	167.9
Total shareholders’ equity	849.4	779.3
Total liabilities and shareholders’ equity	$4,632.6	$4,606.1

8

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2016	2015
	(In Millions)
Cash flows from operating activities:
Net income	$157.9	$119.2
Loss from discontinued operations, net of tax	0.2	1.9
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	31.9	22.5
Depreciation and amortization	85.3	64.6
Loss on early extinguishment of debt	4.8	20.0
Equity in net income of nonconsolidated affiliates	(4.8)	(3.9)
Distributions from nonconsolidated affiliates	3.0	3.7
Stock-based compensation	13.1	15.6
Deferred tax expense	73.2	55.6
Other	6.9	11.0
Change in assets and liabilities—
Accounts receivable	(59.5)	(62.1)
Other assets	(4.3)	(6.5)
Accounts payable	1.2	1.7
Accrued payroll	9.3	(23.6)
Other liabilities	(1.9)	(10.7)
Premium received on bond issuance	—	8.0
Premium paid on redemption of bonds	(3.9)	(11.8)
Net cash used in operating activities of discontinued operations	(0.5)	(0.3)
Total adjustments	153.8	83.8
Net cash provided by operating activities	311.9	204.9

(Continued)	9

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
	(In Millions)
Cash flows from investing activities:
Purchases of property and equipment	(71.4)	(46.3)
Capitalized software costs	(15.2)	(15.2)
Acquisitions of businesses, net of cash acquired	(9.4)	(77.7)
Net change in restricted cash	(11.5)	13.1
Other	2.0	(0.6)
Net cash used in investing activities	(105.5)	(126.7)
Cash flows from financing activities:
Proceeds from bond issuance	—	700.0
Principal payments on debt, including pre-payments	(112.8)	(546.1)
Borrowings on revolving credit facility	165.0	270.0
Payments on revolving credit facility	(145.0)	(442.0)
Debt amendment and issuance costs	—	(13.9)
Repurchases of common stock, including fees and expenses	(24.1)	—
Dividends paid on common stock	(41.9)	(37.1)
Dividends paid on convertible perpetual preferred stock	—	(3.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(33.6)	(26.2)
Other	(5.3)	(1.0)
Net cash used in financing activities	(197.7)	(99.4)
Increase (decrease) in cash and cash equivalents	8.7	(21.2)
Cash and cash equivalents at beginning of period	61.6	66.7
Cash and cash equivalents at end of period	$70.3	$45.5
Supplemental schedule of noncash financing activity:
Conversion of preferred stock to common stock	$—	$93.2

10

HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD		YTD
	Q2 2016	Q2 2015	Q2 2016	Q2 2015
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$204.3	$169.5	$396.4	$325.6
Interest expense and amortization of debt discounts and fees	(43.4)	(30.9)	(88.0)	(62.7)
Depreciation and amortization	(42.9)	(32.7)	(85.3)	(64.6)
Stock-based compensation expense	(8.6)	(6.2)	(13.1)	(15.6)
Noncash loss on disposal or impairment of assets	(0.2)	(0.8)	(0.4)	0.7
	109.2	98.9	209.6	183.4
Certain expenses non-indicative of ongoing operations:
Government, class action, and related settlements	—	—	—	(8.0)
Professional fees—accounting, tax, and legal	(1.7)	(0.1)	(1.9)	(2.3)
Loss on early extinguishment of debt	(2.4)	(18.8)	(4.8)	(20.0)
Transaction costs	—	(3.3)	—	(3.3)
Pre-tax income	105.1	76.7	202.9	149.8
Income tax expense (1)	(42.4)	(32.2)	(82.1)	(62.5)
Income from continuing operations (2)	$62.7	$44.5	$120.8	$87.3

Basic shares	89.3	89.8	89.4	88.4
Diluted shares	99.4	101.5	99.4	101.3

Basic earnings per share (2)	$0.70	$0.49	$1.34	$0.96
Diluted earnings per share (2)	$0.65	$0.47	$1.26	$0.91

(1)
Current income tax expense for the three months ended June 30, 2016 and 2015 was $4.0 million and $3.4 million, respectively. Current income tax expense for the six months ended June 30, 2016 and 2015 was $9.0 million and $6.9 million, respectively.

(2)	Income from continuing operations attributable to HealthSouth.

11

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q2		6 Months
	2016	2015	2016	2015

Earnings per share, as reported	$0.65	$0.47	$1.26	$0.91
Adjustments, net of tax:
Government, class action, and related settlements	—	—	—	0.05
Professional fees — accounting, tax, and legal	0.01	—	0.01	0.01
Mark-to-market adjustments for stock appreciation rights	0.02	—	—	—
Transaction costs	—	0.02	—	0.02
Loss on early extinguishment of debt	0.01	0.11	0.03	0.12
Sale of hospital	(0.01)	—	(0.01)	—
Adjusted earnings per share*	$0.69	$0.59	$1.30	$1.11
* Adjusted EPS may not sum due to rounding.

12

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2016
		Adjustments
	As Reported	Professional Fees - Accounting, Tax, and Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Extinguishment of Debt	Sale of Hospital	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$204.3	$—	$—	$—	$—	$204.3
Depreciation and amortization	(42.9)	—	—	—	—	(42.9)
Professional fees - accounting, tax, and legal	(1.7)	1.7	—	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	2.4	—	—
Interest expense and amortization of debt discounts and fees	(43.4)	—	—	—	—	(43.4)
Stock-based compensation	(8.6)	—	2.8	—	—	(5.8)
Loss on disposal or impairment of assets	(0.2)	—	—	—	(0.9)	(1.1)
Income from continuing operations before income tax expense	105.1	1.7	2.8	2.4	(0.9)	111.1
Provision for income tax expense	(42.4)	(0.7)	(1.1)	(1.0)	0.4	(44.8)
Income from continuing operations attributable to HealthSouth	$62.7	$1.0	$1.7	$1.4	$(0.5)	$66.3
Add: Interest on convertible debt, net of tax	2.4					2.4
Numerator for diluted earnings per share	$65.1					$68.7

Diluted earnings per share from continuing operations**	$0.65	$0.01	$0.02	$0.01	$(0.01)	$0.69
Diluted shares used in calculation	99.4
* Reconciliation to GAAP provided on page 17
** Adjusted EPS may not sum across due to rounding.

13

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended June 30, 2015
		Adjustments
	As Reported	Professional Fees - Accounting, Tax, and Legal	Transaction Costs	Loss on Early Extinguishment of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$169.5	$—	$—	$—	$169.5
Depreciation and amortization	(32.7)	—	—	—	(32.7)
Professional fees - accounting, tax, and legal	(0.1)	0.1	—	—	—
Loss on early extinguishment of debt	(18.8)	—	—	18.8	—
Interest expense and amortization of debt discounts and fees	(30.9)	—	—	—	(30.9)
Stock-based compensation	(6.2)	—	—	—	(6.2)
Loss on disposal or impairment of assets	(0.8)	—	—	—	(0.8)
Transaction costs	(3.3)	—	3.3	—	—
Income from continuing operations before income tax expense	76.7	0.1	3.3	18.8	98.9
Provision for income tax expense	(32.2)	—	(1.3)	(7.5)	(41.0)
Income from continuing operations attributable to HealthSouth	$44.5	$0.1	$2.0	$11.3	$57.9
Add: Interest on convertible debt, net of tax	2.3				2.3
Numerator for diluted earnings per share	$46.8				$60.2

Diluted earnings per share from continuing operations**	$0.47	$—	$0.02	$0.11	$0.59
Diluted shares used in calculation	101.5

* Reconciliation to GAAP provided on page 17
** Adjusted EPS may not sum across due to rounding.

14

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2016
		Adjustments
	As Reported	Professional Fees - Accounting, Tax, and Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Extinguishment of Debt	Sale of Hospital	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$396.4	$—	$—	$—	$—	$396.4
Depreciation and amortization	(85.3)	—	—	—	—	(85.3)
Professional fees - accounting, tax, and legal	(1.9)	1.9	—	—	—	—
Loss on early extinguishment of debt	(4.8)	—	—	4.8	—	—
Interest expense and amortization of debt discounts and fees	(88.0)	—	—	—	—	(88.0)
Stock-based compensation	(13.1)	—	0.5	—	—	(12.6)
Loss on disposal or impairment of assets	(0.4)	—	—	—	(0.9)	(1.3)
Income from continuing operations before income tax expense	202.9	1.9	0.5	4.8	(0.9)	209.2
Provision for income tax expense	(82.1)	(0.8)	(0.2)	(1.9)	0.4	(84.6)
Income from continuing operations attributable to HealthSouth	$120.8	$1.1	$0.3	$2.9	$(0.5)	$124.6
Add: Interest on convertible debt, net of tax	4.8					4.8
Numerator for diluted earnings per share	$125.6					$129.4

Diluted earnings per share from continuing operations**	$1.26	$0.01	$—	$0.03	$(0.01)	$1.30
Diluted shares used in calculation	99.4
* Reconciliation to GAAP provided on page 17
** Adjusted EPS may not sum across due to rounding.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Six Months Ended June 30, 2015
		Adjustments
	As Reported	Government, Class Action, and Related Settlements	Professional Fees - Accounting, Tax, and Legal	Transaction Costs	Loss on Early Extinguishment of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$325.6	$—	$—	$—	$—	$325.6
Depreciation and amortization	(64.6)	—	—	—	—	(64.6)
Government, class action, and related settlements	(8.0)	8.0	—	—	—	—
Professional fees - accounting, tax, and legal	(2.3)	—	2.3	—	—	—
Loss on early extinguishment of debt	(20.0)	—	—	—	20.0	—
Interest expense and amortization of debt discounts and fees	(62.7)	—	—	—	—	(62.7)
Stock-based compensation	(15.6)	—	—	—	—	(15.6)
Gain on disposal or impairment of assets	0.7	—	—	—	—	0.7
Transaction costs	(3.3)	—	—	3.3	—	—
Income from continuing operations before income tax expense	149.8	8.0	2.3	3.3	20.0	183.4
Provision for income tax expense	(62.5)	(3.2)	(0.9)	(1.3)	(8.0)	(75.9)
Income from continuing operations attributable to HealthSouth	$87.3	$4.8	$1.4	$2.0	$12.0	$107.5
Add: Interest on convertible debt, net of tax	4.6					4.6
Numerator for diluted earnings per share	$91.9					$112.1

Diluted earnings per share from continuing operations**	$0.91	$0.05	$0.01	$0.02	$0.12	$1.11
Diluted shares used in calculation	101.3

* Reconciliation to GAAP provided on page 17
** Adjusted EPS may not sum across due to rounding.

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HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(In Millions)
Net income	$81.2	$60.2	$157.9	$119.2
Loss from discontinued operations, net of tax, attributable to HealthSouth	0.1	1.6	0.2	1.9
Provision for income tax expense	42.4	32.2	82.1	62.5
Interest expense and amortization of debt discounts and fees	43.4	30.9	88.0	62.7
Professional fees—accounting, tax, and legal	1.7	0.1	1.9	2.3
Government, class action, and related settlements	—	—	—	8.0
Loss on early extinguishment of debt	2.4	18.8	4.8	20.0
Net noncash loss (gain) on disposal or impairment of assets	0.2	0.8	0.4	(0.7)
Depreciation and amortization	42.9	32.7	85.3	64.6
Stock-based compensation expense	8.6	6.2	13.1	15.6
Net income attributable to noncontrolling interests	(18.6)	(17.3)	(37.3)	(33.8)
Transaction costs	—	3.3	—	3.3
Adjusted EBITDA	$204.3	$169.5	$396.4	$325.6
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31, 2015
	2016	2015	2016	2015
	In Millions
Total segment Adjusted EBITDA	$230.1	$189.5	$449.6	$370.8	$774.1
General and administrative expenses	(34.4)	(32.1)	(66.3)	(66.7)	(133.3)
Depreciation and amortization	(42.9)	(32.7)	(85.3)	(64.6)	(139.7)
(Loss) gain on disposal or impairment of assets	(0.2)	(0.8)	(0.4)	0.7	(2.6)
Government, class action, and related settlements	—	—	—	(8.0)	(7.5)
Professional fees - accounting, tax, and legal	(1.7)	(0.1)	(1.9)	(2.3)	(3.0)
Loss on early extinguishment of debt	(2.4)	(18.8)	(4.8)	(20.0)	(22.4)
Interest expense and amortization of debt discounts and fees	(43.4)	(30.9)	(88.0)	(62.7)	(142.9)
Net income attributable to noncontrolling interests	18.6	17.3	37.3	33.8	69.7
Gain related to SCA equity interest	—	2.6	—	2.6	3.2
Income from continuing operations before income tax expense	$123.7	$94.0	$240.2	$183.6	$395.6

17

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,

	2016	2015	2016	2015	2015	2014
	(In Millions)
Net cash provided by operating activities	$152.2	$102.9	$311.9	$204.9	$484.8	$444.9
Provision for doubtful accounts	(15.4)	(10.9)	(31.9)	(22.5)	(47.2)	(31.6)
Professional fees—accounting, tax, and legal	1.7	0.1	1.9	2.3	3.0	9.3
Interest expense and amortization of debt discounts and fees	43.4	30.9	88.0	62.7	142.9	109.2
Equity in net income of nonconsolidated affiliates	2.4	2.3	4.8	3.9	8.7	10.7
Net income attributable to noncontrolling interests in continuing operations	(18.6)	(17.3)	(37.3)	(33.8)	(69.7)	(59.7)
Amortization of debt-related items	(3.4)	(3.0)	(6.8)	(6.3)	(14.3)	(12.7)
Distributions from nonconsolidated affiliates	(1.3)	(1.8)	(3.0)	(3.7)	(7.7)	(12.6)
Current portion of income tax expense	4.0	3.4	9.0	6.9	14.8	13.3
Change in assets and liabilities	36.9	45.2	55.2	101.2	147.1	90.1
Net premium paid on bond transactions	2.0	11.8	3.9	3.8	3.9	4.3
Net cash used in operating activities of discontinued operations	0.3	0.2	0.5	0.3	0.7	1.2
Transaction costs	—	3.3	—	3.3	12.3	—
Encompass transaction costs	—	—	—	—	—	9.3
Other	0.1	2.4	0.2	2.6	3.2	1.9
Consolidated Adjusted EBITDA	$204.3	$169.5	$396.4	$325.6	$682.5	$577.6

18

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,

	2016	2015	2016	2015
	(In Millions)
Net cash provided by operating activities	$152.2	$102.9	$311.9	$204.9
Impact of discontinued operations	0.3	0.2	0.5	0.3
Net cash provided by operating activities of continuing operations	152.5	103.1	312.4	205.2
Capital expenditures for maintenance	(22.9)	(18.2)	(40.6)	(36.5)
Dividends paid on convertible perpetual preferred stock	—	(1.5)	—	(3.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(18.0)	(13.0)	(33.6)	(26.2)
Items non-indicative of ongoing operations:
Net premium on bond issuance/repayment	2.0	11.8	3.9	3.8
Encompass transaction costs and related assumed liabilities	—	—	0.5	17.7
Transaction costs	—	1.6	0.3	1.6
Cash paid for:
Professional fees—accounting, tax, and legal	1.7	2.7	1.9	3.4
Government, class action, and related settlements	—	8.0	—	8.0
Adjusted free cash flow	$115.3	$94.5	$244.8	$173.9
For the three months ended June 30, 2016, net cash used in investing activities was $66.1 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended June 30, 2016 was $89.1 million and resulted primarily from the redemption of $50 million of 7.75% Senior Notes due 2022 in May 2016, cash dividends paid on common stock, distributions paid to noncontrolling interests of consolidated affiliates, and repurchases of common stock.
For the three months ended June 30, 2015, net cash used in investing activities was $81.0 million and resulted primarily from acquisitions of businesses, capital expenditures, and the net change in restricted cash. Net cash used in financing activities during the three months ended June 30, 2015 was $184.7 million and resulted primarily from the redemption of the Company's 8.125% Senior Notes due 2020.
For the six months ended June 30, 2016, net cash used in investing activities was $105.6 million and resulted primarily from capital expenditures. Net cash used in financing activities during the six months ended June 30, 2016 was $197.7 million and resulted primarily from cash dividends on common stock, distributions paid to noncontrolling interests of consolidated affiliates, common stock repurchases, and net debt payments
For the six months ended June 30, 2015, net cash used in investing activities was $126.7 million and resulted primarily from capital expenditures and acquisitions of businesses. Net cash used in financing activities during the six months ended June 30, 2015 was $99.4 million and resulted primarily from cash dividends on common stock, distributions paid to noncontrolling interests of consolidated affiliates, and net debt payments.

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HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to financial guidance and anticipated acquisitions, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, at Encompass, Reliant, or CareSouth; any adverse effects on HealthSouth's stock price resulting from the integration of Encompass, Reliant, or CareSouth; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of Encompass' systems; the ability to successfully integrate Encompass, Reliant, or CareSouth, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; significant changes in HealthSouth's management team; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in HealthSouth's ability to recover improperly denied claims through the administrative appeals process on a timely basis; HealthSouth's ability to adapt to changes in the healthcare delivery system, including involvement in coordinated care initiatives or programs that may arise with its referral sources; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2015 and Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, when filed.

20